Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

Lattice Semiconductor Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value, reserved for issuance pursuant to the 2023 Equity Incentive Plan	457(c) and 457(h)	14,952,307(3)	$81.1133(4)	$1,212,830,963.39	0.0001102	$133,653.98

Total Offering Amounts					$1,212,830,963.39		$133,653.98
Total Fee Offsets							—
Net Fee Due							$133,653.98

(1) Represents (i) 11,993,657 shares of common stock, par value $0.01 per share (“Common Stock”), of Lattice Semiconductor Corporation (the “Registrant”) available for issuance pursuant to the Registrant’s 2023 Equity Incentive Plan (the “Plan”), and (ii) 2,958,650 shares of Common Stock that are currently subject to awards outstanding under the Registrant’s 2013 Incentive Plan that may expire or otherwise terminate without having been exercised or issued in full, or are forfeited to or repurchased by the Registrant due to failure to vest.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Plan by reason of an event such as any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(3) Reflects the number of shares of Registrant’s Common Stock reserved for issuance under the Plan.

(4) Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of $81.1133 per share, which represents the average of the high and low price per share of the Registrant’s common stock on May 1, 2023 as reported on the Nasdaq Global Select Market.